EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 2008, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Resources Connection, Inc.’s Annual Report on Form 10-K for the year ended May 31, 2008.
/s/ PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers LLP
Irvine, CA
April 7, 2009